UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2006

LITTLE SIOUX CORN PROCESSORS, L.L.C.

(Exact name of small business issuer as specified in its charter)

Iowa	0001229899	42-1510421
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4808 F Ave.

Marcus, IA 51035
(Address of principal executive offices)

(712) 376-2800

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Lump Sum Design-Build Agreement between Little Sioux Corn Processors, LLC and Fagen, Inc.

On September 26, 2006, Little Sioux Corn Processors, LLC, as general partner of LSCP, LLLP, entered into a design-build agreement with Fagen, Inc. for the construction of a 40 million gallon per year expansion to LSCP, LLLP’s dry grind ethanol production facility located near Marcus, Iowa. The current ethanol production facility has a nameplate production capacity of 52 million gallons per year.

Fagen, Inc. will design and build the plant expansion using ICM, Inc., technology. As part of the agreement, the Company also entered into a limited License Agreement with ICM to use the technology and information in the design and construction of the plant expansion. The Company currently expects the expansion to be completed sometime in the latter part of October 2007, however, there is no assurance or guarantee that construction will stay on schedule or that we will be able to operate at expanded production levels by fall 2007.

The total cost of the expansion project is estimated to be $70,000,000, of which the Company will pay Fagen, Inc. $47,860,000 for the design and construction of this expansion, subject to any mutually agreed-upon adjustments made in accordance with the general conditions of the agreement and subject to a credit for any amounts previously paid to Fagen Engineering, LLC for engineering performed pursuant to the Phase I and Phase II Engineering Services Agreement. Fagen Engineering, LLC and Fagen, Inc. are related entities. The total expansion project cost is a preliminary estimate and we expect it will change as we continue to gather information relating to the expansion.

The above description is qualified in its entirety by the full text of the Lump Sum Design-Build Agreement. The Lump Sum Design-Build Agreement will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the period ended September 30, 2006.

Item 7.01 Regulation FD Disclosure

On October 19, 2006, the Board of Directors of Little Sioux Corn Processors, LLC (the “Company”) issued a press release announcing the results of an independent valuation of the fair market value of the total equity of the Company and value of a singe membership unit of the Company.

A copy of the press release announcing the results of the independent valuation was made available on the Company’s website on October 19, 2006 and is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Statement for Purposes of the “Safe Harbor “Provisions of the Private Securities Litigation Reform Act of 1995:

The matters discussed in this report on Form 8-K and exhibits thereto, when not historical matters, are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from projected results. Such factors include, among others, the willingness and ability of third parties to honor their contractual obligations, the volatility of commodity prices, environmental and government regulations, availability of financing, judicial proceedings, force majeure events, and other risk factors as described from time to time in the Company’s filings with the Securities and Exchange Commission. Many of these factors are beyond the Company’s ability to control or predict. The Company disclaims any intent or obligation to update its forward-looking statements, whether as a result of receiving new information, the occurrence of future events, or otherwise.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description

99.1	Press Release dated October 19, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITTLE SIOUX CORN PROCESSORS, L.L.C.

Dated: October 19, 2006	By:	/s/ Stephen Roe
Stephen Roe, President and Chief Executive Officer